Exhibit 10.15

i.d.i.gear®

Innovative Designs, Inc.

Loan Amount 10,000.00

Date August 24 2010.

Innovative Designs Inc. is borrowing 10,000.00 from Dr. John V Bailliet for a 90 day period.The loan will be repaid at a 10% interest for 90 days The total repayment shall be 11000.00 no later than , December 1,2010.
The Lender has the Option to convert ALL or PART of the funds in IVDN stock at 0.30 per share.

Joseph Ricoelli

Dr. John V Bailliet

223 North Main St., Suite 1
Pittsburgh, PA 15215
voice: 412-799-0350
fax: 412-782-5303